LaSalle proxy

                 Seligman LaSalle Real Estate Fund Series, Inc.
                              Exhibit: Sub-item 77C
                 Matters Submitted to a Vote of Security Holders

Shareholders of Seligman LaSalle Real Estate Fund Series, Inc. voted on four proposals at a Special Meeting of Shareholders held in on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                                   For           Against            Abstain
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Global Real Estate Fund        2,729,539.962      23,211.000        27,832.799
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Monthly Dividend Real Estate
Fund                           4,857,095.031     247,312.198       119,050.939
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Proposal 2
To consider and vote upon the proposed Subadvisory Agreement between LaSalle Investment Management (Securities), L.P. ("LaSalle U.S.") and RiverSource:

                                    For            Against            Abstain
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Global Real Estate Fund         2,741,120.962     17,978.000        21,484.799
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Monthly Dividend Real Estate
Fund                            4,891,182.385    218,941.844       113,333.939
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Proposal 3
With regard to Seligman LaSalle Global Real Estate Fund, to consider and vote upon the proposed Delegation Agreement between LaSalle U.S. and LaSalle Investment Management Securities B.V.:

          For                     Against                 Abstain
------------------------- ------------------------ -----------------------
------------------------- ------------------------ -----------------------
     2,737,800.962              20,436.000               22,346.799


Proposal 4
To elect ten directors to the Board:
                                            For             Withheld
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Kathleen Blatz                         9,166,256.305       361,511.624
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Arne H. Carlson                        9,170,877.305       356,890.624
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Pamela G. Carlton                      9,162,773.305       364,994.624
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Patricia M. Flynn                      9,170,877.305       356,890.624
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Anne P. Jones                          9,162,754.305       365,013.624
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Jeffrey Laikind                        9,170,276.305       357,491.624
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Stephen R. Lewis, Jr.                  9,169,341.305       358,426.624
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Catherine James Paglia                 9,170,877.305       356,890.624
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Alison Taunton-Rigby                   9,159,010.305       368,757.624
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William F. Truscott                    9,166,925.305       360,842.624
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